Exhibit 4.3

TWENTY-THIRD SUPPLEMENTAL INDENTURE
This TWENTY-THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 12, 2013, among Quicksilver Resources Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as Trustee.
W I T N E S S E T H
WHEREAS, the Company and the Trustee entered into an Indenture dated as of December 22, 2005 (the “Original Indenture”), among Quicksilver Resources Inc., as issuer, the subsidiary guarantors party thereto and the Trustee (as defined herein), as supplemented by an Eighth Supplemental Indenture dated as of August 14, 2009 (the “Eighth Supplemental Indenture”), a Twelfth Supplemental Indenture dated as of December 23, 2011, a Sixteenth Supplemental Indenture, dated as of February 28, 2012 and a Twentieth Supplemental Indenture dated as of June 13, 2012 (the Original Indenture, as so supplemented, the “Indenture”), pursuant to which the Company has issued $298,000,000 of aggregate principal amount of 9 1/8% Senior Notes due 2019 (the “Notes”);
WHEREAS, Section 10.02 of the Original Indenture provides that, in certain circumstances, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in principal amount of the Notes outstanding (excluding any Notes owned by the Company or its affiliates) (the “Requisite Consents”);
WHEREAS, the Company distributed a Consent Solicitation Statement (the “Statement”), dated May 23, 2013, seeking consents to certain proposed amendments to the Indenture as further described in the Statement;
WHEREAS, pursuant to the Statement, the Holders of a majority in aggregate principal amount of the Notes outstanding (excluding any Notes owned by the Company or its affiliates) have consented to all of the amendments evidenced by this Supplemental Indenture in accordance with the provisions of the Indenture and evidence of such consents has been provided by the Company to the Trustee; and
WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the Company, the Subsidiary Guarantors and the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW THEREFORE, to comply with the provisions of the Indenture, and in consideration of the foregoing, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE 1

Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee; provided that the amendments set forth in Article 2 will not become operative unless and until the Company accepts the Requisite Consents validly delivered and not validly revoked and pays the Consent Fee (as defined in the Statement) on the Payment Date (as defined in the Statement) with respect to the related Notes.
ARTICLE 2
Section 2.01.    Clause (4) of the second paragraph of Section 3.02 of the Eighth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
(4) Indebtedness represented by (a) the Notes issued on the Issue Date and the Subsidiary Guarantees, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9) and (10) of this paragraph) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) of this paragraph or Incurred pursuant to the first paragraph of this Section 3.02; provided that if the 2015 Senior Notes or the 2016 Senior Notes are refinanced, in whole or in part, with Indebtedness in the form of debt securities not secured by Liens, notwithstanding anything to the contrary herein, such debt securities will have a Stated Maturity at least 91 days later than the Stated Maturity of the Notes.
Section 2.02.    The third paragraph of Section 3.02 of the Eighth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
The Company may not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor may Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. Notwithstanding the foregoing, the subordination requirements of this paragraph shall not apply to any Indebtedness Incurred by the Company or any Subsidiary Guarantor under the preceding paragraph if the net proceeds thereof are used, directly or indirectly, to refinance the 2016 Senior Subordinated Notes; provided that if the 2016

Senior Subordinated Notes are refinanced, in whole or in part, with Indebtedness in the form of debt securities not secured by Liens, such debt securities will have a Stated Maturity at least 91 days later than the Stated Maturity of the Notes.

Section 2.03.    Section 3.03 of the Eighth Supplemental Indenture is hereby amended to add a new subsection (13) to the second paragraph thereof as follows:
(13) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of the 2016 Senior Subordinated Notes made in exchange for, or out of the net proceeds of the issuance or sale of, Indebtedness that is permitted to be Incurred under Section 3.02 of this Eighth Supplemental Indenture; provided that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments.

Section 2.04.    The definition of “Credit Facility” in Section 1.02 of the Eighth Supplemental Indenture is hereby deleted and amended to read in its entirety as set forth below:
“Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more (a) credit facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including successive amendments, restatements, modifications, renewals, refunds, replacements or refinancings and whether or not with the original administrative agent and lenders or borrowers or issuers or another administrative agent or agents or other lenders or borrowers or issuers and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).
ARTICLE 3
Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 3.02.    All capitalized terms used but not defined herein shall have the same respective meanings ascribed to them in the Indenture.
Section 3.03.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.04.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.05.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.06.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Supplemental Indenture.
Section 3.07.    The recitals hereto are statements only of the Company and the Subsidiary Guarantors and shall not be considered statements of or attributable to the Trustee.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

QUICKSILVER RESOURCES INC.
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE FUNDING, INC.
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE MANAGEMENT, INC.
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

COWTOWN PIPELINE L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC its general partner
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

[Signature Page to Twenty-third Supplemental Indenture]

COWTOWN GAS PROCESSING L.P.
By:	COWTOWN PIPELINE MANAGEMENT, INC its general partner
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

QPP PARENT LLC By: QUICKSILVER RESOURCES INC., its sole member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

QPP HOLDINGS LLC By: QPP PARENT LLC, one of its members, By: Quicksilver Resources Inc., its sole member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer
By: QUICKSILVER RESOURCES INC., one of its members,
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

[Signature Page to Twenty-third Supplemental Indenture]

BARNETT SHALE OPERATING LLC By: QUICKSILVER RESOURCES INC., its member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

SILVER STREAM PIPELINE COMPANY LLC By: QUICKSILVER RESOURCES INC., its member
By:	/s/ Glenn Darden
Name: Glenn Darden
Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Twenty-third Supplemental Indenture]